UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2019

EDISON NATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 New Brunswick Avenue Phillipsburg, New Jersey	08865
(Address of principal executive offices)	(Zip Code)

(610) 829-1039
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On March 6, 2019, Edison Nation, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with an accredited investor (the “Investor”) pursuant to which the Investor purchased a 2% unsecured, senior convertible promissory note (the “Note”) from the Company. The use of proceeds from note will be used to fund the purchase of 48,500 units of 911 Help Now Pendants and related products that are currently being offered for sale on domestic home shopping television networks. The press release announcing the launch of the Company’s 911 Help Now Pendant product is discussed further in Item 7.01, below. Unless there is a specific Event of Default (as such term is defined in the Note), the Investor shall not have the ability to convert the principal and interest under the Note into shares of the Company. On March 12, 2019, the Company entered into a pledge agreement (the “Pledge Agreement”) with the Company’s Chief Executive Officer, Christopher B. Ferguson, which states that Mr. Ferguson will allow the Company to cancel an amount of shares of Common Stock held by him, such that if any shares reserved under the terms of the Note are actually issued pursuant to the terms of the Note, the issuance of those shares will not be a dilutive issuance by the Company in the aggregate.

Pursuant to the SPA, the Company issued 15,000 shares of its common stock, par value $0.001 per share (“Common Stock”) to the Investor as additional consideration for the purchase of the Note. Under the terms of the SPA, the Investor will have piggyback registration rights in the event the Company files a Form S-1 or Form S-3 within six months from March 6, 2019, as well as a pro rata right of first refusal in respect of participation in any debt or equity financings undertaken by the Company during the 18 months following March 6, 2019. The Company is also subject to certain customary negative covenants under the SPA, including but not limited to, the requirement to maintain its corporate existence and assets subject to certain exceptions, and to not to make any offers or sales of any security under circumstances that would have the effect of establishing rights or otherwise benefitting other investors in a manner more favorable in any material respect than those rights and benefits established in favor of the Investor under the terms of the SPA and the Note.

As issued on March 6, 2019, the principal amount of the Note is $560,000, with an original issue discount in the amount of $60,000. The maturity date of the Note is six months from March 6, 2019. As stated above, all principal amounts and the interest thereon are convertible into shares Common Stock only in the event that an Event of Default occurs. The per share conversion price into which the principal amount and interest under the Note may be converted is equal to 80% multiplied by the lowest traded price of the Common Stock during the 20 consecutive trading days preceding the date of conversion. The conversion price may be adjusted in connection with certain material corporate events, and the Company is subject to cash penalties in the event that the Company fails to timely deliver certificates for shares of Common Stock issuable upon conversion of Note.

As assurance to the Investor for the Company’s obligations under the Note, the Company agreed to reserve a number of shares of Common Stock, free from preemptive rights, equal to the greater of (a) 250,000 shares of Common Stock, or (b) the sum of the number of Conversion Shares issuable upon the full conversion of the Note (assuming no payment of principal or interest thereon), multiplied by two. The Note contains a cap, such that the total number of shares of Common Stock issuable under the Note is limited to 19.99% of the Company’s outstanding shares of Common Stock as of March 6, 2019.

So long as an Event of Default has not occurred under the terms of the Note, the Company may prepay the Note at an time, given not less than three trading days’ notice. If the Company exercises its right to prepay the Note at any time within the initial 180 days following March 6, 2019, the prepayment amount to be paid by the Company shall be an amount in cash equal to the sum of 115% multiplied by the principal on the Note then outstanding, plus all accrued and unpaid interest, including unpaid default interest, if any.

The foregoing descriptions of the SPA, the Note and the Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of the SPA and the Note, as well as the Pledge Agreement, which are filed as, respectively, Exhibits 10.1, 10.2 and 10.3 hereto.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) and Rule 506(b) under the Securities Act of 1933, as amended.

Item 7.01.	Regulation FD Disclosure.

On March 12, 2019, the Company issued a press release announcing the launch of its 911 Help Now Pendant product. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement dated March 6, 2019
10.2	Form of 2% Senior Convertible Promissory Note dated March 6, 2019
10.3	Pledge Agreement dated March 12, 2019
99.1	Press Release dated March 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 12, 2019

EDISON NATION, INC.

By:	/s/ Christopher B. Ferguson
Name:	Christopher B. Ferguson
Title:	Chief Executive Officer